Exhibit 10.1

PAID-IN-FULL ACKNOWLEDGMENT

Unsecured Revolving Line of Credit

Date: October 9, 2026

Lender: Larry Powalisz, Chief Executive Officer

Borrower: Adia Med, Inc. (and its relevant subsidiaries, as applicable)

Original Facility Date: June 30, 2024

Acknowledgment

Reference is made to the unsecured revolving line of credit facility originally dated June 30, 2024, as increased most recently to a commitment of $1,000,000, bearing interest at 6% per annum calculated daily, between Larry Powalisz, as lender, and Adia Med, Inc., as borrower.

The Lender acknowledges receipt and application of the following payments from the Borrower:

•	October 7, 2026: $500,000
•	October 9, 2026: $434,970.94, of which $74,658.94 constitutes accrued interest and the remainder is applied to principal

Total amount received: $934,970.94, including $74,658.94 in accrued interest.

The Lender hereby acknowledges that the outstanding principal balance and all accrued interest under the line of credit have been paid in full as of October 9, 2026. The facility is satisfied and discharged with respect to all amounts owing through that date. This acknowledgment is effective upon receipt of the October 9, 2026 payment in cleared funds.

Lender Acknowledgment

By:	/s/ Larry Powalisz
Larry Powalisz
Chief Executive Officer
Lender

Date: 10-09-26

The undersigned, on behalf of Adia Med, Inc., acknowledges the foregoing payment and satisfaction of the amounts owing under the facility through October 9, 2026.

ADIA MED, INC.

By:	/s/ Rebecca Miller
Rebecca Miller
Chief Financial Officer

Date: 10/09/2026